                                                                     EXHIBIT 4.2


                                                                  EXECUTION COPY


                        AMERICAN BUILDERS & CONTRACTORS
                               SUPPLY CO., INC.

                                 $100,000,000
                  10 5/8% SENIOR SUBORDINATED NOTES DUE 2007
                              PURCHASE AGREEMENT


                                                                     May 2, 1997

NationsBanc Capital Markets, Inc.
First Chicago Capital Markets, Inc.
c/o NationsBanc Capital Markets, Inc.
100 North Tryon Street
Charlotte, North Carolina 28255

Ladies and Gentlemen:

          American Builders & Contractors Supply Co., Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchasers") $100,000,000 principal amount of its 10 5/8% Senior Subordinated Notes due 2007 (the "Notes"). The Notes will be fully and unconditionally guaranteed (the "Guarantees" and collectively with the Notes, the "Securities") on a senior subordinated basis by each subsidiary of the Company (the "Guarantors" and collectively with the Company, the "Issuers"). The Notes are to be issued under an indenture (the "Indenture") dated as of May 7, 1997 among the Issuers and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

          The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Issuers that you will offer and sell the Securities purchased by you hereunder in accordance with Section 3 hereof as soon as you deem advisable.

          In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum, dated April 15, 1997 (the "Preliminary Memorandum") and a final offering memorandum, dated May 2, 1997 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Issuers and the Securities. The Issuers hereby confirm that they have authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the time of execution and delivery of this Agreement (the

"Execution Time") and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Time.

          The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Issuers will agree to use their best efforts to commence an offer to exchange the Securities for securities (the "Exchange Securities") that have been registered under the Securities Act, and that otherwise are identical in all respects to the Securities, or to cause a shelf registration statement to become effective under the Securities Act and to remain effective for the period designated in such Registration Rights Agreement.

     1. Representations and Warranties. The Issuers jointly and severally represent and warrant to each Initial Purchaser as follows:

          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of the Initial Purchasers specifically for inclusion therein. The Issuers acknowledge that the statements set forth in the last paragraph of the cover page and in the third, fifth and sixth paragraphs under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only such information.

          (b) Neither the Issuers, nor any of their Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under Circumstances that would require the registration of the Securities under the Securities Act. Neither the Issuers, nor any of their Affiliates, nor any person acting on their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities. The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act. The Final Memorandum and each amendment or supplement thereto, as of its date, contains the information specified in Rule 144A(d)(4) under the Act. The Issuers have been advised by the National Association of Securities Dealers, Inc. Private Offerings, Resales and Trading through the Automated Linkages Market ("PORTAL") that the Securities have been designated PORTAL eligible

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     securities in accordance with the rules and regulations of the National
     Association of Securities Dealers, Inc.

          (c) Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of any Issuer's securities.

          (d) Assuming (i) that the representations and warranties and covenants of the Initial Purchasers contained in Section 3 hereof are true, correct and complete and (ii) that the Initial Purchasers comply with their covenants in Section 3 hereof, (A) registration under the Securities Act of the Securities and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is not required in connection with the offer and sale of the Securities to the Initial Purchasers in the manner contemplated by the Final Memorandum or this Agreement and (B) initial resales of the Securities by the Initial Purchasers on the terms and in the manner set forth in the Final Memorandum and Section 3 hereof are exempt from the registration requirements of the Securities Act.

          (e) Since the respective dates as of which information is given in the Preliminary Memorandum and the Final Memorandum, except as otherwise stated therein, (i) there has been no material adverse change in or effect on the condition (financial or otherwise), earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect") and (ii) there have been no material transactions entered into by the Company or any of its subsidiaries.

          (f) Each of the Issuers has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases properties or in which the conduct of its business requires such qualification, except (i) to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) to the extent that failure to be so qualified results from the reincorporation of the Company from a Texas corporation to a Delaware corporation.

          (g) The authorized and outstanding capital stock of the Company at December 31, 1996 was as set forth in Note 9 to the Combined Financial Statements in the Preliminary Memorandum and the Final Memorandum. All of the shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all such capital stock of each subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

          (h) This Agreement has been duly authorized, executed and delivered by the Issuers and constitutes the valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except as (i) enforcement hereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions hereof may be limited under applicable securities laws or the public policies underlying such laws.

          (i) The Notes have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with this Agreement, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with the terms, and will be entitled to the benefits, of the Indenture, except as enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (j) The Guarantees endorsed on the Notes have been duly authorized by each Guarantor, and, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with this Agreement, the Guarantees will constitute the valid and binding obligation of the Guarantors enforceable against the Guarantors in accordance with their terms and will be entitled to the benefits of the Indenture except as (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

          (k) The Indenture has been duly authorized, executed and delivered by the Issuers and (assuming the due execution and delivery thereof by the Trustee) is a legally valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except as enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

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          (l)  The Exchange Securities have been duly authorized, and, when duly executed, authenticated, issued and delivered, will be validly issued and outstanding, and will constitute the valid and binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms except as enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (m) The Registration Rights Agreement has been duly authorized by the Issuers, and when duly executed and delivered by the Issuers (assuming the due execution and delivery by the Initial Purchasers), will constitute a valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except as (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

          (n) On the Closing Date, the Credit Agreement (as defined in the Final Memorandum) (a) shall have been duly authorized, executed and delivered by the Company and will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (b) shall be in full force and effect. On the Closing Date, no event of default thereunder or event which, with the giving of notice or passage of time or both, would constitute an event of default thereunder shall have occurred and all conditions to the extension of credit thereunder shall have been satisfied.

          (o) Each of the Asset Purchase Agreement dated April 12, 1997 between Viking Building Products, Inc. and the Company and the Asset Purchase Agreement dated April 12, 1997 between Viking Aluminum Products, Inc. and the Company (together, the "Asset Purchase Agreements") has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as enforcement thereof may be subject to
     (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Asset Purchase Agreements are in full force and effect and there exists

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     no breach by the Company, or, to the knowledge of the Issuers, any other party of any representation or covenant thereunder and the Company has no reason to believe that the conditions to the consummation of the transactions contemplated thereby will not be satisfied in accordance with the terms thereof.

          (p) The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the Credit Agreement and the Asset Purchase Agreements by the Issuers (to the extent each is a party thereto), the consummation of the transactions contemplated hereby and thereby, and the issuance and sale of the Securities and Exchange Securities by the Issuers will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which either the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries are subject, nor will any such action result in any violation of any statute to which the Company or any of its subsidiaries may be subject or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (except to the extent any such conflict, breach, violation or default singly or in the aggregate, would not reasonably expected to have a Material Adverse Effect), nor will any such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries; and except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities and Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or as set forth in the Registration Rights Agreement or as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in connection with the consummation of the transactions contemplated by the Asset Purchase Agreements, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the Credit Agreement and the Asset Purchase Agreements by the Issuers (to the extent each is a party thereto), the consummation of the transactions contemplated hereby and thereby, and the issuance and sale of the Notes and Exchange Securities by the Issuers.

          (q) Neither the Company nor any of its subsidiaries is in breach or violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries are subject, nor is the Company or any of its subsidiaries in violation of the provisions of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties or assets (except to the extent any such conflict, breach, violation or default is cured at or prior to the Closing Date and within the grace period applicable thereto or would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect), nor is the Company or any of its subsidiaries in violation of the provisions of its respective charter or by-laws.

          (r) The Securities, the Indenture, the Registration Rights Agreement, the Credit Agreement and the Asset Purchase Agreements conform in all material respects to the descriptions thereof contained in the Final Memorandum and such descriptions are accurate summaries of such documents in all material respects.

          (s) Except as set forth in the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in any securities being registered pursuant to any registration statement filed by the Company or any of its subsidiaries under the Securities Act.

          (t) Except as set forth in the Preliminary Memorandum and the Final Memorandum, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Issuers, threatened against or affecting the Company or any of its subsidiaries, which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely affect the offering of the Securities.

          (u) The Company and each of its subsidiaries has good and indefeasible title in fee simple to all real property and good and indefeasible title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are referred to in the Final Memorandum or (ii) such as do not degrade the value of such property to the Company or such subsidiary, and do not interfere with the use made and proposed to be made of such property by the Company or such subsidiary to an extent that such interference or degradation could, singly or aggregate, reasonably be expected to have a Material Adverse Effect. All leases to which the Company or any of its subsidiaries is a party are valid and binding, and no default has occurred or is continuing thereunder which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely affect the offering of the Securities, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee (with such exceptions as do not materially interfere with the use made by the Company or such subsidiary). The Company and its subsidiaries possess adequate certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, if the subject of an unfavorable decision, ruling or finding, could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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

          (v) To the best of the Company's knowledge, Ernst & Young L.L.P., who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants within the meaning of the Securities Act and the rules and regulations thereunder. The consolidated financial statements included in the Preliminary Memorandum and the Final Memorandum present fairly the financial position of the Issuers, on a consolidated basis, as at the dates indicated and the results of their operations and the changes in their consolidated financial position for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) Neither the Company nor any of its subsidiaries is now or, after giving effect to the issuance of the Securities and the application of the proceeds thereof, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or (iii) incurring debts beyond its ability to pay such debts as they become due.

          (x) The Company and its subsidiaries own or otherwise possess the right to use all patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other proprietary rights and confidential information used in the conduct of their respective businesses as currently conducted; and neither the Company nor any of its subsidiaries has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, if the subject of an unfavorable decision, ruling or finding, could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (y) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (z) Except as described in the Final Memorandum, no labor problem or disturbance with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Issuers, is threatened which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (aa) Neither the Company nor any of its subsidiaries, nor, to any Issuer's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, payoff, influence payment, kickback or other unlawful payment.

          (ab) Neither the Company nor any of its subsidiaries has taken, and none of them will take, any action that would cause this Agreement or the issuance or sale of the Securities and Exchange Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

          (ac) The Issuers have complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with persons or affiliates located in Cuba.

          (ad) The Issuers maintain reasonably adequate insurance.

          (ae) Except as disclosed in the Final Memorandum, there are no business relationships or related party transactions which would be required to be disclosed by Item 404 of Regulation S-K under the Securities Act.

          (af) Set forth on Schedule A hereto is a list of each employee pension or benefit plan with respect to which any of the Issuers or any corporation considered an affiliate (an "Affiliate") of any of the Issuers within the meaning of Section 407(d)(7) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") is a party in interest or disqualified person. The execution and delivery of this Agreement, the Securities, the Exchange Securities and the Registration Rights Agreement will not involve any prohibited transaction within the meaning of Section

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     406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as
     amended. The representation made by the Issuers in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers (as defined below) as set forth in the Final Memorandum under the Section entitled "Notice to Investors."

          (ag) Other than as set forth on Schedule B hereto, no Issuer is a party to any contract or agreement that would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 pursuant to entries (2), (4) and (10) of the Exhibit Table of Item 601 of Regulation S-K under the Securities Act after giving effect to the transactions contemplated in Section 7(s) hereof.

          (ah) No Issuer or Affiliate of any Issuer has sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

          (ai) No Issuer is a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          2. Purchase and Sale. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Issuers agree to sell to the Initial Purchasers, and each of the Initial Purchasers, severally but not jointly, agrees to purchase the aggregate principal amount of Securities set forth opposite its name as shown in Schedule C hereto, at a purchase price equal to 97% of such principal amount thereof.

     The Issuers shall not be obligated to deliver any of the Securities to be delivered except upon payment for all the Securities to be purchased as provided herein.

          3. Sale and Resale of the Securities by the Initial Purchasers. Each Initial Purchaser represents and warrants to the Issuers that it will offer the Securities to be purchased hereunder for resale only upon the terms and conditions set forth in this Agreement and in the Final Memorandum. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Issuers that such Initial Purchaser (i) will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and
(ii) will solicit offers for the Notes only from, and will offer, sell or deliver the Notes, as part of its initial offering, only to the following persons (each an "Eligible Purchaser") (A) persons in the United States whom such Initial Purchaser reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has

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been given that such sale or delivery is being made in reliance on Rule 144A, and (B) to a limited number of institutional accredited investors as defined in Rule 501(a) (1), (2), (3) or (7) under Regulation D ("Accredited Investors") that, prior to their purchase of the Securities, executes and delivers a letter containing certain representations and agreements in the form attached as Annex A to the Final Memorandum, and in each case, in transactions under Rule 144A or Regulation D in private sales exempt from registration under the Securities Act.

     4. Delivery of and Payment for the Notes. Delivery of and payment for the Securities shall be made at the office of Latham & Watkins, 885 Third Avenue, New York, NY 10022, at 9:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Initial Purchasers and the Company. This date and time are sometimes referred to as the "Closing Date." On the Closing Date, the Issuers shall deliver or cause to be delivered the Securities to the Initial Purchasers for the account of the Initial Purchasers against payment to or upon the order of the Company of the purchase price by wire transfer in federal (same-day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in definitive fully registered form and registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other name or names and in such denominations as the Initial Purchasers shall request in writing not less than one business day prior to the Closing Date. For the purpose of expediting the checking and packaging of the Securities, the Issuers shall make the Securities available for inspection by the Initial Purchasers in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Closing Date.

     5. Further Agreements of the Issuers. The Issuers jointly and severally agree with each Initial Purchaser as set forth below in this Section 5:

          (a) The Issuers will furnish to the Initial Purchasers, without charge, as many copies of the Preliminary Memorandum and Final Memorandum and any supplements and amendments thereto as they may reasonably request.

          (b) Prior to making any amendment or supplement to the Final Memorandum, the Issuers shall furnish a copy thereof to the Initial Purchasers and counsel to the Initial Purchasers, and the Issuers will not effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period of review.

          (c) If, at any time prior to completion of the distribution of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Issuers, to amend or supplement the Final Memorandum in order that the Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Final Memorandum, as so amended or supplemented, will comply with applicable law and furnish to the Initial Purchasers such number of copies of such amendment or supplement as they may reasonably request.

          (d) So long as any Securities are outstanding and are "Restricted Securities" within the meaning of Rule 144(a)(3) under the Securities Act, and during any period in which the Issuers are not subject to Section 13 or 15(d) of the Securities Exchange Act, of 1934, as amended (the "Exchange Act"), the Issuers will furnish to holders of the Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (e) So long as the Securities and Exchange Securities are outstanding, the Issuers will furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed with the Securities and Exchange Commission ("SEC") on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the SEC, and such other documents, reports and information as shall be required to be furnished by the Issuers to the Trustee or to the holders of the Securities and Exchange Securities pursuant to the Indenture.

          (f) The Issuers will use their best efforts to qualify the Securities for sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers reasonably designate and to continue such qualifications in effect so long as is reasonably required for the distribution of the Securities. The Issuers will also arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers reasonably request. Notwithstanding the foregoing, the Issuers shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified (or, in the case of the Company, in which it was not so qualified immediately prior to its reincorporation as a Delaware corporation) or to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

          (g) The Issuers will use their best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market and to permit the Securities to be eligible for clearance and settlement through DTC.

          (h) The Issuers will not, and will cause their Affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

          (i) Except following the effectiveness of any Registration Statement (as defined in the Registration Rights Agreement) and except for such offers as may be made as a result of, or subsequent to, filing such Registration Statement or amendments thereto prior to the effectiveness thereof, the Issuers will not, and will cause their affiliates not to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (j) The Company will apply the net proceeds from the sale of the Securities as set forth in the Final Memorandum.

          (k) The Issuers will take such steps as shall be necessary to ensure that neither the Company nor any of its subsidiaries shall become an "investment company" within the meaning of the Investment Company Act, or
     (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (l) The Issuers will not, and will cause their Affiliates not to, take any actions which would require the registration under the Securities Act of the Securities (other than pursuant to the Registration Rights Agreement).

          (m) Prior to the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement, if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their Affiliates are required to deliver an offering memorandum in connection with sales of, or market-making activities with respect to, the Securities, (A) the Issuers will periodically amend or supplement the Final Memorandum so that the information contained in the Final Memorandum complies with the requirements of Rule 144A of the Securities Act, (B) the Issuers will amend or supplement the Final Memorandum when necessary to reflect any material changes in the information provided therein so that the Final Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the Final Memorandum is so delivered, not misleading and (C) the Issuers will provide the Initial Purchasers with copies of each such amended or supplemented Final Memorandum, as the Initial Purchasers may reasonably request.

        The Issuers hereby expressly acknowledge that the indemnification and contribution provisions of Section 8 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 5(m).

          (n) If, as a result of its reincorporation as a Delaware corporation, the Company has ceased to be qualified to do business as a foreign corporation in any jurisdiction in which it owns or leases properties or in which the conduct of its business requires such qualification, the Company will promptly seek to so qualify to do business in such jurisdictions.

          (o) The Issuers will do all things necessary to satisfy the closing conditions set forth in Section 7 hereof.

     6. Expenses. The Issuers, jointly and severally, agree to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and Exchange Securities and any issue or stamp taxes payable in connection therewith; (b) the costs incident to the preparation and printing of the Preliminary Memorandum, the Final Memorandum and any amendments, supplements and exhibits thereto; (c) the costs of distributing the Preliminary Memorandum, the Final Memorandum and any amendment or supplement thereto; (d) the fees and expenses of qualifying the Securities and Exchange Securities under the securities laws of the several jurisdictions as provided in Section 5(f) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Initial Purchasers); (e) the cost of printing the Securities and the Exchange Securities; (f) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of any counsel for the Trustee in connection with the Indenture and the Securities and Exchange Securities; (g) any fees paid to rating agencies in connection with the rating of the Securities and Exchange Securities; (h) the costs and expenses of DTC and its nominee, including its book-entry system; (i) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL market; and (j) all other costs and expenses incidental to the performance of the obligations of the Issuers under this Agreement.

     7. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Issuers made in any certificates delivered pursuant to the provisions hereof, to the performance by the Issuers of their obligations hereunder and to the following additional conditions:

          (a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Final Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Latham & Watkins, counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The Final Memorandum shall have been printed and copies distributed to the Initial Purchasers on the next Business Day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction referred to in Section 5(f) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which could, as of the Closing Date, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Issuers, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, singly or in the aggregate, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued by the SEC or any governmental agency of any jurisdiction referred to in Section 5(f) preventing the use of the Final Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

          (d) Since the dates as of which information is given in the Final Memorandum and other than as set forth in the Final Memorandum (including the description of the Distribution), (i) there shall not have been any Material Adverse Effect, or any development that is reasonably likely to result in a Material Adverse Effect, or any material change in the long-term debt or material increase in the short-term debt of the Company and the Guarantors from that set forth in the Final Memorandum, and there shall have been no material transactions entered into by the Company or any of its subsidiaries, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company on any class of its capital stock and (iii) the Company and its subsidiaries shall not have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Final Memorandum.

          (e) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of the Company by (i) Ken Hendricks, Chief Executive Officer and (ii) Kendra Story, Chief Financial Officer, confirming that (A) such officers have participated in conferences with other officers and representatives of the Issuers, representatives of the independent public accountants of the Issuers and representatives of counsel to the Issuers at which the contents of the Final Memorandum and related matters were discussed and (B) the matters set forth in paragraphs
     (b), (c), (d) and clauses (i) and (ii) of paragraph (m) of this Section 7 are true and correct as of the Closing Date.

          (f) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities and Exchange Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum, the Credit Agreement, the Asset Purchase Agreements and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be satisfactory in all material respects to counsel for the Initial Purchasers, and the issuers shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (g) Kirkland & Ellis and Leo and Associates, counsel for the Issuers, shall have furnished to the Initial Purchasers their respective written opinions, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form attached hereto as Schedule D and Schedule E, respectively:

          (h) The Initial Purchasers shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Initial Purchasers, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

          (i) The Issuers and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (j) The Issuers and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (k) The Issuers shall have amended the Credit Agreement (the form and substance of which amendment shall be reasonably acceptable to the Initial Purchasers) and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith. There shall exist at and as of the Closing Date no conditions that would constitute an event of default (or an event that with notice or the lapse of time, or both, would constitute an event of default) under the Credit Agreement. On the Closing Date, the Credit Agreement shall be in full force and effect and shall not have been modified since the date of the Final Memorandum, except as provided in the Ninth Amendment to the Credit Agreement which has been approved in form and substance by the Initial Purchasers.

          (l) (i) At the Execution Time and at the Closing Date, Ernst & Young L.L.P. shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and otherwise satisfactory in form and substance to the Initial Purchasers and their counsel and (ii) at the Execution Time, Konowitz, Kahn & Company, P.C. shall have furnished to the Initial Purchasers a letter in form and substance satisfactory to the Initial Purchasers, confirming that they have compiled the balance sheet of Viking Building Products, Incorporated as at February 29, 1996 and February 28, 1995, and the related statements of income and retained earnings, and cash flows for the years then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

          (m) (i) Neither the Company nor its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Final Memorandum losses or interferences with their businesses, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Memorandum and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholder's equity or results of operations of the Company or its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Final Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Final Memorandum.

          (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market's National Market or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the SEC or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Final Memorandum.

          (o) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (p) The Tax Allocation Agreement and the Employment Agreement referred to in the Final Memorandum shall have been duly authorized, executed and delivered and shall be in full force and effect, and the Issuers shall have delivered to the Initial Purchasers and Latham & Watkins, counsel for the Initial Purchasers, a secretary's certificate certifying that true, correct and complete copies of the Tax Allocation Agreement and the Employment Agreement are attached thereto.

          (q) The Related Party Leases referred to under the heading "Certain Transactions" in the Final Memorandum shall have been amended as so described in the Final Memorandum and the Issuers shall have delivered to the Initial Purchasers or Latham & Watkins, counsel for the Initial Purchasers, a secretary's certificate certifying that true, complete and correct copies of such leases are attached thereto.

          (r) The Issuers shall have delivered to the Initial Purchasers or Latham & Watkins, counsel for the Initial Purchasers, a secretary's certificate certifying that true, correct and complete copies of all Existing Guarantees (as defined in the Final Memorandum) are attached thereto.

          (s) The Initial Purchasers shall have received evidence reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers that: (1) American Builders & Contractors Supply Co., Inc., a Texas corporation, shall have been merged with and into the Company in accordance with the General Corporation Law of the State of Delaware, (ii) Kenneth A. Hendricks shall have contributed to the Company all of the capital stock of Amcraft Building Products Co., Inc. and Mule-Hide Products Co., Inc. in accordance with the General Corporation Law of the State of Delaware and (iii) the merger of Hendricks Real Estate Properties, Inc. with and into the Company shall have become effective in accordance with the General Corporation Law of the State of Delaware.

          (t) Kenneth A. Hendricks shall have delivered a letter agreement to the Initial Purchasers in form and substance reasonably satisfactory to the Initial Purchasers, wherein he will agree to use $8.2 million of the Distribution to repay all amounts owed by him to the Company as described under the caption "Use of Proceeds" in the Final Memorandum.

          (u) The Company shall have delivered letters from Gil Aleman and Kent Nelson confirming that they have agreed to serve as directors of the Company as described in the Final Memorandum.

          (v) Prior to the Closing Date, the Issuers shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

     8. Indemnification and Contribution. (a) The Issuers jointly and severally agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages, liabilities, joint or several, or judgments (including, without limitation, the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities judgments (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Issuers to any holder or prospective purchaser of Notes pursuant to Section 5(d), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the Issuers will not be liable in any such case to any Initial Purchaser to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Initial Purchaser specifically for inclusion therein. The Issuers acknowledge that the statements set forth in the last paragraph of the cover page and in the third, fifth and sixth paragraphs under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only such information. This indemnity agreement will be in addition to any liability which the Company may otherwise have to the persons referred to above in this Section 8(a).

          (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Issuers, their directors, officers, and each person who controls the Issuers within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Issuers to each Initial Purchaser, but only with respect to written information relating to such Initial Purchaser furnished to the Issuers by or on behalf of such Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). The Issuers acknowledge that the statements set forth in the last paragraph of the cover page and in the third, fifth and sixth paragraphs under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have to the persons referred to above in this Section 8(b).

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would, in the opinion of legal counsel to the indemnified party, present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been informed in writing by legal counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) (a "Settlement") unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall be liable for any Settlement effected with the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed, and an indemnifying party shall indemnify and hold harmless any indemnified party from and against any loss, claim, damage, liability or expense by reason of any Settlement effected with its written consent.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively "Losses") to which the Issuers and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers and by the Initial Purchasers from the offering of the Securities; provided, however that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers and of the Initial Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Issuers in connection with the purchase of the Securities hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Issuers or the Initial Purchasers. The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Issuers within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Issuers shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(m) or 7(n) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement.

     10. Reimbursement of Initial Purchasers' Expenses. If (a) the Issuers shall fail to tender the Securities for delivery to the Initial Purchasers otherwise than for any reason permitted under this Agreement or (b) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement (other than pursuant to Section 7(n) hereof), the Issuers shall reimburse the Initial Purchasers for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Issuers shall pay the full amount thereof to the Initial Purchasers.

     11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to NationsBanc Capital Markets, Inc., 100 North Tryon Street, 20th Floor, Charlotte, North Carolina 28255, Attention:
     J. Scott Holmes (Fax: 704-3889941), and to First Chicago Capital Markets, Inc., Suite 0595, One First National Plaza, Chicago, Illinois 60670-0701,
     Attention: Evonne Taylor (Fax: 312-732-4172) with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention: Kirk A. Davenport (Fax: 212-751-4864); and

          (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Final Memorandum, Attention: Kendra Story (Fax: 608-362-2717), with a copy to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, Attention Carter W. Emerson, P.C. (Fax: 312-861-2200) and to Leo and Associates, 200 Randolph Avenue, Huntsville, Alabama 35801, Attention: Karl Leo (Fax: 205-539-6024).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Initial Purchasers.

     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Issuers contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control an Initial Purchaser within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Issuers, officers of the Issuers and any person controlling any of the Issuers within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     13. Survival. The respective indemnities, representations, warranties and agreements of the Issuers and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     14. Definition of "Business Day". For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, without regard to the conflict of law rules thereof.

     16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

     17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.


                           [Signature pages follow]

     If the foregoing correctly sets forth the agreement between the Issuers and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.


                         Very truly yours,




                         AMERICAN BUILDERS & CONTRACTORS
                          SUPPLY CO., INC.


                         By:  /s/ Kenneth A. Hendricks
                              ----------------------------
                         Name:  Kenneth A. Hendicks
                         Title: President and CEO



                         AMCRAFT BUILDING PRODUCTS CO., INC.



                         By:  /s/ Kenneth A. Hendricks
                              ----------------------------
                         Name:  Kenneth A. Hendicks
                         Title: President and CEO




                         MUL-HIDE PRODUCTS CO., INC.



                         By:  /s/ Kenneth A. Hendricks
                              ----------------------------
                         Name:  Kenneth A. Hendicks
                         Title: President and CEO

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.



NATIONSBANC CAPITAL MARKETS, INC.



By:  /s/ J. Scott Holmes
   ----------------------------
Name:   J. Scott Holmes
Title:  Director



FIRST CHICAGO CAPITAL MARKETS, INC.


By:
   -----------------------------
 Name:
 Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.



NATIONSBANC CAPITAL MARKETS, INC.



By:
   ----------------------------
Name:
Title:



FIRST CHICAGO CAPITAL MARKETS, INC.


By:  /s/ Evonne W. Taylor
   -----------------------------
 Name:  Evonne W. Taylor
 Title: Vice President

          If the foregoing correctly sets forth the agreement between the Issuers and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.



                                     Very truly yours,





                                     AMERICAN BUILDERS & CONTRACTORS
                                      SUPPLY CO., INC


                                     By:  /s/ Kenneth A. Hendricks
                                         ---------------------------
                                     Name:
                                     Title:



                                     AMCRAFT BUILDING PRODUCTS CO., INC.




                                     By:  /s/ Kenneth A. Hendricks
                                         ---------------------------
                                     Name:
                                     Title:




                                     MULE-HIDE PRODUCTS CO., INC.




                                     By:  /s/ Kenneth A. Hendricks
                                         ---------------------------
                                     Name:
                                     Title:

                                   EXHIBIT A

                         Registration Rights Agreement

                                      28